SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported): June 1, 1995


                               CNS, INC.
    (Exact name of Registrant as specified in its charter)


           Delaware               0-16612           41-1580270
(State or other jurisdiction   (Commission       (I.R.S. Employer
      of incorporation)        File Number)      Identification No.)


       1250 Park Road
       Chanhassen, MN                            55317
(Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code: (612) 474-7600


Item 2.  Acquisition or Disposition of Assets.

         On June 1, 1995, CNS, Inc. ("CNS") completed the sale of its sleep disorders diagnostic products business to Aequitron Medical, Inc. ("Aequitron") for a sales price of approximately $5.6 million in cash and short-term debt. This line of business had revenues of approximately $7.1 million in 1994. CNS will record a gain on the sale in the quarter ending June 30, 1995, although the amount of the gain cannot yet be determined. Most of CNS' employees who had been involved in the diagnostic business will join Aequitron.

         Aequitron designs, manufactures and markets electronic respiratory products for home health care and hospital use, and wheel chair lifts and automobile hand controls for people who face mobility challenges. CNS has appointed Aequitron as a non-exclusive distributor for its Breathe Right nasal strip in U.S. professional health care markets, including hospitals, sleep labs, physician groups and homecare providers.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements

                  None

         (b)  Pro Forma Financial Information.

                  To be provided by amendment within 60 days of the date hereof.

         (c)      Exhibits.

                  10.1 Asset Purchase Agreement dated as of May 8, 1995 by and between CNS and Aequitron (incorporated by reference to Exhibit 10.4 to CNS' Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (the "Form 10-Q")).

                  10.2 Non-Exclusive Distributorship Agreement dated as of May 8, 1995 by and between CNS and Aequitron Medical, Inc. (incorporated by reference to Exhibit 10.5 to the Form 10-Q).


                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                                       CNS, INC.


                                                        By /s/ Richard E. Jahnke
                                                    Richard E. Jahnke, President



Dated: June 1, 1995